Exhibit 5.2

[LETTERHEAD OF RICHARDS, LAYTON & FINGER, P.A.]

June 3, 2010

To Each of the Persons Listed
 on Schedule A Attached Hereto

Re:                               Project Baseball - Exchange Offer

Ladies and Gentlemen:

We have acted as special Delaware counsel for each of the Delaware corporations listed on Schedule B attached hereto (each, a “Delaware Corporation” and collectively, the “Delaware Corporations”) and Unistrut International Holdings, LLC, a Delaware limited liability company (“Unistrut LLC” and together with the Delaware Corporations, the “Companies”), in connection with the matters set forth herein.  At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of executed or conformed counterparts, or copies otherwise proved to our satisfaction, of the following:

(a)                                  Each of the documents listed on Schedule C attached hereto (each, a “Certificate of Incorporation” and collectively, the “Certificates of Incorporation”), as filed in the office of the Secretary of State of the State of the Delaware (the “Secretary of State”);

(b)                                 The bylaws of each of the Delaware Corporations, as amended through the date hereof (each, “Bylaws”);

(c)                                  Resolutions adopted by the unanimous written consent of the boards of directors of each of the Delaware Corporations, each dated December 22, 2010;

(d)                                 The Certificate of Formation of Unistrut LLC, dated as of November 22, 2006 (the “LLC Certificate”), as filed in the office of the Secretary of State on November 22, 2006;

(e)                                  The Limited Liability Company Agreement of Unistrut LLC, dated as of November 22, 2006 (the “LLC Agreement”), executed by Unistrut Corporation and Unistrut LLC;

(f)                                    Resolutions adopted by the unanimous written consent of the Management Board of Unistrut LLC, dated December 22, 2010 (the “Unistrut LLC Resolutions”);

(g)                                 The Indenture, dated as of December 22, 2010 (the “Original Indenture”), among each of the Companies, the other Note Guarantors (as defined therein) party thereto and Wilmington Trust FSB, as trustee and as note collateral agent (in such capacity, the “Agent”);

(h)                                 The First Supplemental Indenture, dated as of December 22, 2010 (the “Supplemental Indenture”), among each of the Companies, the other Note Guarantors (as defined in the Original Indenture) party thereto and the Agent;

(i)                                     Certificates of the Secretary of each of the Companies, each dated June 3, 2011 (the “Officer’s Certificates”), as to certain matters; and

(j)                                     A Certificate of Good Standing for each of the Companies, each dated June 3, 2011, obtained from the Secretary of State.

The Original Indenture as supplemented by the Supplemental Indenture is hereinafter referred to as the “Indenture.”  The Certificates of Incorporation and the LLC Certificate are hereinafter referred to collectively as the “Certificates.”  Initially capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture.

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (j) above.  In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (j) above) that is referred to in or incorporated by reference into any document reviewed by us.  We note that we have examined such documents as we believe are appropriate in connection with our rendering the opinions set forth herein.  We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, (iii) all documents submitted to us as copies conform with the original copies of those documents, and (iv) the documents in the forms submitted to us for our review, have not been and will not be altered or amended in any respect material to our opinions expressed herein.

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For purposes of this opinion, we have assumed (i) that any amendment or restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of said document prior to its amendment or restatement from time to time, (ii) the due organization, formation or creation, as the case may be, and valid existence in good standing of each party to the documents examined by us (other than the Companies) under the laws of the jurisdiction governing its organization, formation or creation, (iii) the legal capacity of natural persons who are signatories to the documents examined by us, (iv) that each of the parties to the documents examined by us (other than the Companies) has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto (other than the Companies) of all documents examined by us, (vi) that each of the documents examined by us constitutes a valid and binding obligation of the parties thereto, and is enforceable against the parties thereto, in accordance with its terms, and (vii) that the execution, delivery and performance of the Indenture by each of the Delaware Corporations are necessary and convenient to the conduct, promotion or attainment of the business of such Delaware Corporation.  We have not participated in the preparation of any offering material relating to any of the Companies and assume no responsibility for the contents of any such material.

This opinion is limited to the laws of the State of Delaware (excluding the insurance, securities and blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto.  Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.                                       Each of the Delaware Corporations has been duly incorporated and is validly existing in good standing as a corporation under the General Corporation Law of the State of Delaware (8 Del. C. § 101, et seq.) (the “DGCL”).

2.                                       Each of the Delaware Corporations has all necessary corporate power and authority to execute and deliver, and to perform its obligations under, the Indenture under the DGCL and under its respective Certificate of Incorporation and Bylaws.

3.                                       The execution and delivery by each of the Delaware Corporations of the Indenture, and the performance by each of the Delaware Corporations of its obligations thereunder, have been duly authorized by all necessary corporate action on the part of such Delaware Corporation under the DGCL and under its respective Certificate of Incorporation and Bylaws.

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4.                                       Each of the Delaware Corporations has duly executed and delivered the Indenture under the DGCL and under its respective Certificate of Incorporation and Bylaws.

5.                                       The execution, delivery and performance by each of the Delaware Corporations of the Indenture do not violate (i) its respective Certificate of Incorporation or Bylaws or (ii) the DGCL.

6.                                       Unistrut LLC has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq. (the “LLC Act”).

7.                                       Under the LLC Act and the LLC Agreement, Unistrut LLC has all necessary limited liability company power and authority to execute and deliver, and to perform its obligations under, the Indenture.

8.                                       Under the LLC Act and the LLC Agreement, the execution and delivery by Unistrut LLC of the Indenture, and the performance by Unistrut LLC of its obligations thereunder, have been duly authorized by all necessary limited liability company action on the part of Unistrut LLC.

9.                                       Under the LLC Act, the LLC Agreement and the Unistrut LLC Resolutions, Unistrut LLC has duly executed and delivered the Indenture.

10.                                 The execution, delivery and performance by Unistrut LLC of the Indenture do not violate (i) the LLC Agreement, or (ii) the LLC Act.

The opinions expressed above are subject to the following additional assumptions, qualifications, limitations and exceptions:

A.                                   The opinions set forth in paragraphs 4 and 9 above are based solely on the certifications contained in each of the Officer’s Certificates and counterpart signature pages to the Indenture.

B.                                     We note that notwithstanding any covenants to the contrary contained in the Indenture: (i) the stockholders of any of the Delaware Corporations may dissolve such Delaware Corporation under Section 275(c) of the DGCL upon the consent of all the stockholders entitled to vote thereon; (ii) a stockholder owning at least 90% of the outstanding shares of each class of stock of any of the Delaware Corporations entitled to vote thereon may effect a merger with such Delaware Corporation under Section 253 of the DGCL; and (iii) the stockholders of each of the Delaware Corporations may amend the Bylaws of such Delaware Corporation.

We understand that you will rely as to matters of Delaware law upon this opinion in connection with the matters set forth herein.  In addition, we understand that Debevoise &

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Plimpton LLP (“Debevoise”) will rely as to matters of Delaware law upon this opinion in connection with an opinion to be rendered by it on the date hereof in connection with the Registration Statement (as defined below).  In connection with the foregoing, we hereby consent to your relying as to matters of Delaware law upon this opinion, subject to the understanding that the opinions rendered herein are given on the date hereof and such opinions are rendered only with respect to facts existing on the date hereof and laws, rules and regulations currently in effect.  Furthermore, we consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement (the “Registration Statement”) on Form F-4, relating to the Offer to Exchange $410,000,000 Outstanding 9.875% Senior Notes due 2018 for $410,000,000 Registered 9.875% Senior Notes due 2018 (collectively, the “Notes”), as proposed to be filed by the Companies and the other registrants thereunder with the Securities and Exchange Commission on or about the date hereof.  In giving the foregoing consent, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.  Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.

SXL/KAK

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Schedule A

Atkore International Holdings Inc.

Each of the holders of the Notes from time to time

Schedule B

Delaware Corporations

Atkore International Holdings Inc.

Atkore International, Inc.

Allied Tube & Conduit Corporation

AFC Cable Systems, Inc.

WPFY, Inc.

Schedule C

Certificates of Incorporation

1.                                       The Certificate of Incorporation of Atkore International Holdings Inc., dated as of November 4, 2010, as filed in the office of the Secretary of State on November 4, 2010.

2.                                       The Certificate of Incorporation of Atkore International, Inc., dated as of November 10, 2010, as filed in the office of the Secretary of State on November 10, 2010.

3.                                       The Certificate of Incorporation of ALLIED TUBE & CONDUIT CORPORATION (formerly known as ALTUCON, INC.) (“Allied Tube”), dated April 26, 1972, as filed in the office of the Secretary of State on April 26, 1972, together with the Certificate of Agreement of Merger, dated May 20, 1972, as filed in the office of the Secretary of State on May 23, 1972, as amended by the Certificate of Amendment of Allied Tube, dated June 8, 1974, as filed in the office of the Secretary of State on June 17, 1974, as further amended by the Certificate of Amendment of Certificate of Incorporation of Allied Tube, dated May 31, 1984, as filed in the office of the Secretary of State on June 11, 1984, together with the Plan and Agreement of Merger, dated as of November 8, 1984, as filed in the office of the Secretary of State on February 1, 1985, together with the Certificate of Ownership and Merger, dated November 30, 1990, as filed in the office of the Secretary of State on January 30, 1991, together with the Certificate of Ownership and Merger, dated March 14, 1995, as filed in the office of the Secretary of State on March 14, 1995, together with the Certificate of Ownership and Merger, dated March 14, 1995, as filed in the office of the Secretary of State on March 14, 1995, together with the Certificate of Ownership and Merger, dated June 21, 1995, as filed in the office of the Secretary of State on June 30, 1995, together with the Certificate of Ownership and Merger, dated November 13, 1996, as filed in the office of the Secretary of State on November 13, 1996, together with the Certificate of Ownership and Merger, dated February 6, 1997, as filed in the office of the Secretary of State on February 6, 1997, together with the Certificate of Ownership and Merger, dated January 22, 1998, as filed in the office of the Secretary of State on January 23, 1998, together with the Certificate of Ownership, dated September 30, 2005, as filed in the office of the Secretary of State on September 30, 2005, and together with the Certificate of Ownership and Merger, dated July 11, 2006, as filed in the office of the Secretary of State on July 21, 2006.

4.                                       The Certificate of Incorporation of AFC Cable Systems, Inc. (formerly known as MONOGRAM INDUSTRIES, INC.) (“AFC”), dated September 12, 1969, as filed in the office of the Secretary of State on September 17, 1969, as amended by the Certificate of Designation of AFC, dated October 21, 1969, as filed in the office of the Secretary of State on November 26, 1969, together with the Certificate of Agreement of Merger, dated October 23, 1969, as filed in the office of the Secretary of State on November 28, 1969, together with the Certificate of Ownership and Merger, dated June 5, 1972, as filed in the office of the Secretary of State on June 14 1972, together with the Certificate of Ownership and Merger, dated June 5, 1972, as filed in the office of the Secretary of State on June 14 1972, as amended by the Certificate of Amendment, dated November 8, 1973, as filed in the office of the Secretary of State on November 26, 1973, together with the Certificate of Ownership and Merger, dated May 28, 1974, as filed in the office of the Secretary of State on June 12 1974, together with the

Certificate of Ownership and Merger, dated December 16, 1974, as filed in the office of the Secretary of State on December 31, 1974, as corrected by the Certificate of Correction of Certificate of Ownership and Merger, dated September 26, 1975, as filed in the office of the Secretary of State on October 3, 1975, together with the Certificate of Ownership and Merger, as filed in the office of the Secretary of State on April 9, 1976, together with the Certificate of Ownership and Merger, dated May 26, 1978, as filed in the office of the Secretary of State on June 2, 1978, together with the Certificate of Ownership and Merger, dated August 29, 1980, as filed in the office of the Secretary of State on September 2, 1980, together with the Agreement and Plan of Merger, dated as of July 14, 1983, as filed in the office of the Secretary of State on August 26, 1983, together with the Certificate of Ownership and Merger, dated December 22, 1989, as filed in the office of the Secretary of State on December 26, 1989, together with the Certificate of Ownership and Merger, dated December 22, 1989, as filed in the office of the Secretary of State on December 28, 1989, as amended and restated by the Restated Certificate of Incorporation of AFC, dated October 7, 1993, as filed in the office of the Secretary of State on October 7, 1993, as amended by the Certificate of Amendment of the Restated Certificate of Incorporation of AFC, dated May 25, 1994, as filed in the office of the Secretary of State on May 25, 1994, as further amended by the Certificate of Amendment of the Restated Certificate of Incorporation of AFC, dated June 10, 1998, as filed in the office of the Secretary of State on June 16, 1998, together with the Certificate of Merger, dated November 22, 1999, as filed in the office of the Secretary of State on November 22, 1999, as further amended by the Certificate of Change of Registered Agent and Registered Office, dated December 22, 1999, as filed in the office of the Secretary of State on January 3, 2000, together with the Certificate of Ownership and Merger, dated November 20, 2001, as filed in the office of the Secretary of State on December 4, 2001, together with the Certificate of Ownership and Merger, dated September 25, 2002, as filed in the office of the Secretary of State on September 26, 2002, together with the Certificate of Ownership and Merger, dated September 25, 2002, as filed in the office of the Secretary of State on September 26, 2002, and together with the Certificate of Merger, dated September 25, 2002, as filed in the office of the Secretary of State on September 26, 2002.

5.                                       The Certificate of Incorporation of WPFY, Inc., dated May 23, 1994, as filed in the office of the Secretary of State on May 23, 1994, as amended by the Certificate of Change of Location of Registered Office and of Registered Agent, dated November 23, 1998, as filed in the office of the Secretary of State on December 4, 1998, as amended by the Certificate of Change of Registered Agent and Registered Office, dated January 11, 2000, as filed in the office of the Secretary of State on January 18, 2000.